ALLEGIANT TRAVEL COMPANY
THIRD QUARTER 2010 FINANCIAL RESULTS
31st Consecutive Profitable Quarter
Fully Diluted Earnings per Share of $.67
11.9% Operating Margin

Las Vegas, Nev., October 27, 2010 /PRNewswire/ – Allegiant Travel Company (NASDAQ: ALGT), parent company of Allegiant Air and Allegiant Vacations, today reported the following financial results for the 3rd quarter 2010 and comparisons to prior year equivalents:

Unaudited	3Q10	3Q09	Change
Total operating revenue (millions)	$163.6	$133.1	22.9%
Operating income (millions)	$19.5	$21.9	(11.2)%
Operating margin	11.9%	16.5%	-4.6pp
EBITDA (millions)	$28.4	$29.6	(4.0)%
EBITDA margin	17.3%	22.2%	-4.9pp
Net income (millions)	$13.2	$13.8	(4.5)%
Diluted earnings per share	$0.67	$0.68	(1.5)%
Scheduled Service:
Average fare — scheduled service	$69.99	$67.10	4.3%
Average fare — ancillary air-related charges	$29.14	$29.03	0.4%
Average fare — ancillary third party products	$4.52	$4.21	7.4%

Average fare — total	$103.65	$100.35	3.3%
Total revenue per ASM (TRASM) (cents)	10.20	9.95	2.5%
Load factor	89.6%	89.9%	-0.3pp
Total System*:
Operating expense per passenger	$92.41	$83.00	11.3%
Operating expense per passenger, excluding fuel	$52.34	$50.31	4.0%

*Total system includes scheduled service, fixed-fee contract and non-revenue flying

“We had another excellent quarter, generating an 11.9% operating margin in our historically weakest quarter,” stated Maurice J. Gallagher Jr., Chairman and CEO of Allegiant Travel Company. “This represents our 31st consecutive profitable quarter and 8th in a row with double digit operating and pre-tax margins. This is our second most profitable 3rd quarter since 2005, both in absolute terms and on a percentage basis. We accomplished these results with a scheduled service capacity increase of 24% on a 16% increase in aircraft in service year over year.

“This summer we felt the effects of the slowdown in the general economy, particularly at the consumer level. Unlike business oriented carriers, this slow down, combined with our substantial growth, led to smaller unit revenue increases than anticipated. As we have done in the past, we have reduced capacity in the coming quarters to allow us to push unit revenues accordingly. This is critical as we continue to see increases in our energy costs per passenger. This quarter our fuel cost per passenger increased $7.39 – a 23% increase year over year. We are seeing near term strength in unit revenues and expect October’s PRASM to increase approximately 9 to10% on a year over year basis.

“Our $52.34 per passenger ex-fuel expense came in at the bottom end of the $52 to $54 per passenger range we guided to in the 2nd quarter 2010 release. This 4% year over year increase is well within our comfort level; particularly given our stage length increased almost 6%. As we have said many times over the years, our cost advantage is a critical asset, one that must be guarded closely. Our cost/ASM ex-fuel for the 3rd quarter 2010 was down 0.6% versus the same quarter last year and is more than 30% lower than the nearest LCC.

“We are continuing to expand our number of small cities served. With the recent announcements of five new small cities, we will soon be in over 70 total cities. These new small cities expand our brand to markets without current, nonstop service to one of our many leisure destinations. We currently provide service on 145 separate routes (with direct competition on only eight).

“Lastly, we announced yesterday we are consolidating our Orlando operation back to our original base at Orlando Sanford International Airport. We appreciate the support the Orlando International Airport (MCO) provided us during the past year, but in reviewing our operations and our focus on simplicity and costs, returning to Sanford is the right move for us,” concluded Gallagher.

Andrew C. Levy, President of Allegiant Travel Company, stated, “We have adjusted our forward capacity plans taking into account the futures curve expectations for fuel prices and assuming no improvement in the demand environment. The result is a deceleration of our growth rate starting with this current 4th quarter during which we expect scheduled service capacity growth to increase between 13 to 15%, down from the 24% growth rate we experienced in the 3rd quarter and down from the 17 to 19% we previously forecasted for 4th quarter 2010. Capacity on routes where we have had a presence for at least one year (“same stores”) will increase by approximately 3%, so the majority of our growth will come from service on new routes which include a combination of new small cities and connecting existing small cities with new service to an existing Allegiant destination.

“Our current plans for 1st quarter 2011 show modest capacity growth of 4 to 7%, but the change in same store capacity is forecast to be down almost 8% year over year during that period. We still have time to adjust capacity in the 1st quarter if warranted, but we are comfortable with our current plan and do not expect any material changes.

“Since the vast majority of our routes have no direct competition, adjustments to our capacity tend to have a direct effect on unit revenue. We are seeing this in October, as previously mentioned by Maury, and expect this effect to carry through the quarter. We are very encouraged by our forward bookings through the end of the year and are pleased with the performance of routes we recently added to the network.

“Our third-party business continues to perform well. Revenue grew by 32% year over year to $6.7 million, driven by increases in volume and yield. On a per passenger basis, third-party ancillary revenue was up more than 7% year over year and revenue from this business represented 35% of our pre-tax income. Las Vegas continues to be strong, but we are also seeing significant improvements in hotel and transportation sales in other markets.

“We expect our emphasis on higher margin vacation packages by offering a discount when air is bundled with hotel, and our new low price pledge, where we give a customer free round trip airfare if they can find a lower priced air-hotel package, will continue to drive more volume and profit,” concluded Levy.

Supplemental Ancillary Revenue Information (unaudited)	3Q10	3Q09	Change
Gross ancillary revenue — third party products (000)	$22,716	$18,700	21.5%
Cost of goods sold (000)	($15,043)	($12,793)	17.6%
Transaction costs (a) (000)	($943)	($816)	15.6%

Ancillary revenue — third party products (000)	$6,730	$5,091	32.2%
As percent of gross	29.6%	27.2%	2.4pp
As percent of income before taxes	35.0%	23.7%	11.3pp

Ancillary revenue — third party products/scheduled passenger	$4.52	$4.21	7.4%

(a) includes credit card fees and travel agency commissions

Other highlights in the most recent quarter include:

•	Entered into a three-year charter contract to provide air service for the Peppermill Resorts in Wendover, Nev. One MD-83 aircraft will be dedicated to this contract.

•	Secured $14 million in debt financing for the two 757 aircraft acquired earlier this year.

•	Announced intention to increase the seating in our fleet of MD-80 aircraft from the current 150 seats to 166 seats.

•	Exhausted our previous stock re-purchase authority with the purchase of $37 million of the company’s shares in open market transactions. The Board has granted the company an additional $50 million in share re-purchase authority of which $4 million has been used.

•	Entered into a new agreement with our longtime car rental partner, Alamo Rent A Car, which will continue to be our exclusive rental car provider through 2013.

•	Through the 2nd half of 2010, we will unencumber 12 MD-80s. This includes the purchase of two aircraft that were on operating leases (October), the purchase of two aircraft that were on capital leases (September), and the retirement of debt on 8 aircraft. We expect 34 of our 51 in-service aircraft to be unencumbered at year end.

Network Summary*	9/30/10	9/30/09
	-
Major leisure destinations	6	6
Other leisure destinations	5	5
Small cities served	57	58

Total cities served	68	69
Routes to Las Vegas	40	40
Routes to Orlando	29	29
Routes to Tampa Bay/St. Petersburg	20	19
Routes to Phoenix-Mesa	22	15
Routes to Southern California (Los Angeles)	17	11
Routes to Ft. Lauderdale	5	4
Other routes	12	9

Total routes	145	127

• includes cities served seasonally

At this time, Allegiant Travel Company provides the following guidance to investors, subject to revision.

Guidance, subject to revision	2010	2011
	4th quarter	1st quarter

System
Departure year-over-year growth	+8 - 10%	+4 - 7%
ASM year-over-year growth	+10 - 12%	+4 - 7%
Block hours/aircraft/day	5.5	6.2
Departures/aircraft/day	2.4	2.6
Scheduled
Departure year-over-year growth	+13 - 15%	+4 - 7%
ASM year-over-year growth	+13 - 15%	+4 - 7%

•	4th quarter fixed fee and other revenues expected to be down between 20 and 24 percent compared to 4th quarter 2009.

•	4th quarter 2010 operating expense per passenger, excluding fuel, to be between $56 and $58, a slight decline from 4th quarter 2009 levels.

•	An operating fleet of 51 MD-80 aircraft by the end of 2010.

•	2010 capital expenditures of approximately $110 million, including approximately $82 million expended through the first three quarters of 2010.

At this time we have no fuel hedges in place.

Allegiant Travel Company will host a conference call with analysts at 4:30 East Coast time today, October 27, 2010, to discuss its 3rd quarter 2010 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiant.com. The webcast will also be archived in the “Events & Presentations” section of the website.

About the Company
Las Vegas-based Allegiant Travel Company (NASDAQ: ALGT) is focused on linking travelers in small cities to major leisure destinations such as Las Vegas, Orlando, Fla., Tampa/St. Petersburg, Fla., Phoenix-Mesa, Los Angeles and Fort Lauderdale, Fla. Through its subsidiary, Allegiant Air, the Company operates a low-cost, high-efficiency, all-jet passenger airline offering air travel both on a stand-alone basis and bundled with hotel rooms, rental cars and other travel related services.  ALGT/G

Media Inquiries: Tyri Squyres +1-702-851-7370
mediarelations@allegiantair.com

Investor Inquiries: Chris Allen +1-702-851-7365
ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding the air travel price environment, future fuel prices, future operating expense, ASM growth, departure growth, fleet growth, fleet utilization, fixed-fee revenues, expected capital expenditures, and expected debt retirement, as well as other information concerning future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate”, “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, the effect of the economic downturn on leisure travel, increases in fuel prices, terrorist attacks, risks inherent to airlines, demand for air services to our leisure destinations from the markets served by us, our ability to implement our growth strategy, possible unionization efforts, our dependence on our leisure destination markets, our ability to add, renew or replace gate leases, our competitive environment, problems with our aircraft, dependence on fixed fee customers, our reliance on our automated systems, economic and other conditions in markets in which we operate, governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
Three Months Ended September 30, 2010 and 2009
(in thousands, except per share amounts)
(Unaudited)

	Three months ended September 30,		Percent
	2010	2009	change
OPERATING REVENUE:
Scheduled service revenue	$104,188	$81,075	28.5
Ancillary revenue:
Air-related charges	43,372	35,082	23.6
Third party products	6,730	5,091	32.2

Total ancillary revenue	50,102	40,173	24.7
Fixed fee contract revenue	8,972	11,274	(20.4)
Other revenue	359	583	(38.4)

Total operating revenue	163,621	133,105	22.9

OPERATING EXPENSES:
Aircraft fuel	62,495	43,777	42.8
Salary and benefits	28,442	22,305	27.5
Station operations	16,268	13,875	17.2
Maintenance and repairs	16,782	12,985	29.2
Sales and marketing	3,908	3,907	0.0
Aircraft lease rentals	489	507	(3.6)
Depreciation and amortization	8,779	7,633	15.0
Other	6,978	6,176	13.0

Total operating expenses	144,141	111,165	29.7

OPERATING INCOME	19,480	21,940	(11.2)

As a percent of total operating revenue	11.9%	16.5%
OTHER (INCOME) EXPENSE:
(Earnings) loss from unconsolidated affiliates, net	(106)	22	(581.8)
Interest income	(241)	(593)	(59.4)
Interest expense	596	1,040	(42.7)

Total other (income) expense	249	469	(46.9)

INCOME BEFORE INCOME TAXES	19,231	21,471	(10.4)

As a percent of total operating revenue	11.8%	16.1%
PROVISION FOR INCOME TAXES	6,072	7,695	(21.1)

NET INCOME	$13,159	$13,776	(4.5)

As a percent of total operating revenue	8.0%	10.3%
Earnings per share to common stockholders (1):
Basic	$0.68	$0.69	(2.1)
Diluted	$0.67	$0.68	(1.5)
Weighted average shares outstanding used in computing earnings per share to common stockholders (1):
Basic	19,349	19,822	(2.4)
Diluted	19,569	20,120	(2.7)

(1) The Company’s unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share. The two-class method adjusts both the net income and shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
Three Months Ended September 30, 2010 and 2009
(Unaudited)

	Three months ended September 30,		Percent
	2010	2009	change*
OPERATING STATISTICS
Total system statistics
Passengers	1,559,836	1,339,407	16.5
Revenue passenger miles (RPMs) (thousands)	1,425,761	1,173,831	21.5
Available seat miles (ASMs) (thousands)	1,646,431	1,350,284	21.9
Load factor	86.6%	86.9%	(0.3)
Operating revenue per ASM (cents)	9.94	9.86	0.8
Operating expense per ASM (CASM) (cents)	8.75	8.23	6.3
Fuel expense per ASM (cents)	3.79	3.24	17.0
Operating CASM, excluding fuel (cents)	4.96	4.99	(0.6)
Operating expense per passenger	$92.41	$83.00	11.3
Fuel expense per passenger	$40.07	$32.68	22.6
Operating expense per passenger, excluding fuel	$52.34	$50.31	4.0
Departures	12,761	11,117	14.8
Block hours	28,748	24,356	18.0
Average stage length (miles)	865	818	5.7
Average number of operating aircraft during period	50.6	44.0	15.0
Total aircraft in service at period end	51	44	15.9
Average departures per aircraft per day	2.74	2.75	(0.4)
Average block hours per aircraft per day	6.2	6.0	3.3
Full-time equivalent employees at period end	1,623	1,519	6.8
Fuel gallons consumed (thousands)	27,832	23,346	19.2
Average fuel cost per gallon	$2.25	$1.88	19.7
Scheduled service statistics
Passengers	1,488,600	1,208,306	23.2
Revenue passenger miles (RPMs) (thousands)	1,356,043	1,095,291	23.8
Available seat miles (ASMs) (thousands)	1,512,650	1,218,951	24.1
Load factor	89.6%	89.9%	(0.3)
Departures	11,316	9,181	23.3
Average passengers per departure	132	132	—
Block hours	26,258	21,425	22.6
Yield (cents)	7.68	7.40	3.8
Scheduled service revenue per ASM (cents)	6.89	6.65	3.6
Total ancillary revenue per ASM (cents)	3.31	3.30	0.3
Total revenue per ASM (TRASM) (cents)	10.20	9.95	2.5
Average fare — scheduled service	$69.99	$67.10	4.3
Average fare — ancillary air-related charges	$29.14	$29.03	0.4
Average fare — ancillary third party products	$4.52	$4.21	7.4

Average fare — total	$103.65	$100.35	3.3
Average stage length (miles)	891	888	0.3
Fuel gallons consumed (thousands)	25,342	20,442	24.0
Average fuel cost per gallon	$2.36	$2.05	15.1
Percent of sales through website during period	88.2%	85.3%	2.9

* except load factor and percent of sales through website, which is percentage point change

Allegiant Travel Company
Consolidated Statements of Income
Nine Months Ended September 30, 2010 and 2009
(in thousands, except per share amounts)
(Unaudited)

	Nine months ended September 30,		Percent
	2010	2009	change
OPERATING REVENUE:
Scheduled service revenue	322,074	260,982	23.4
Ancillary revenue:
Air-related charges	129,523	110,629	17.1
Third party products	18,824	15,229	23.6

Total ancillary revenue	148,347	125,858	17.9
Fixed fee contract revenue	30,142	30,865	(2.3)
Other revenue	1,045	5,506	(81.0)

Total operating revenue	501,608	423,211	18.5

OPERATING EXPENSES:
Aircraft fuel	182,083	119,012	53.0
Salary and benefits	81,098	69,345	16.9
Station operations	47,443	40,874	16.1
Maintenance and repairs	44,221	36,882	19.9
Sales and marketing	13,109	12,768	2.7
Aircraft lease rentals	1,567	1,419	10.4
Depreciation and amortization	25,821	21,766	18.6
Other	22,460	16,943	32.6

Total operating expenses	417,802	319,009	31.0

OPERATING INCOME	83,806	104,202	(19.6)

As a percent of total operating revenue	16.7%	24.6%
OTHER (INCOME) EXPENSE:
(Earnings) loss from unconsolidated affiliates, net	3	(62)	(104.8)
Interest income	(996)	(1,974)	(49.5)
Interest expense	2,000	3,158	(36.7)

Total other (income) expense	1,007	1,122	(10.2)

INCOME BEFORE INCOME TAXES	82,799	103,080	(19.7)

As a percent of total operating revenue	16.5%	24.4%
PROVISION FOR INCOME TAXES	29,478	37,290	(20.9)

NET INCOME	53,321	65,790	(19.0)

As a percent of total operating revenue	10.6%	15.5%
Earnings per share to common stockholders (1):
Basic	$2.70	$3.27	(17.4)
Diluted	$2.67	$3.23	(17.4)
Weighted average shares outstanding used in computing earnings per share to common stockholders (1):
Basic	19,637	20,045	(2.0)
Diluted	19,899	20,360	(2.3)

(1) The Company’s unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share. The two-class method adjusts both the net income and shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
Nine Months Ended September 30, 2010 and 2009
(Unaudited)

	Nine months ended September 30,		Percent
	2010	2009	change*
OPERATING STATISTICS
Total system statistics
Passengers	4,539,405	4,108,161	10.5
Revenue passenger miles (RPMs) (thousands)	4,217,904	3,637,768	15.9
Available seat miles (ASMs) (thousands)	4,804,743	4,152,029	15.7
Load factor	87.8%	87.6%	0.2
Operating revenue per ASM (cents)	10.44	10.19	2.5
Operating expense per ASM (CASM) (cents)	8.70	7.68	13.3
Fuel expense per ASM (cents)	3.79	2.87	32.1
Operating CASM, excluding fuel (cents)	4.91	4.82	1.9
Operating expense per passenger	$92.04	$77.65	18.5
Fuel expense per passenger	$40.11	$28.97	38.5
Operating expense per passenger, excluding fuel	$51.93	$48.68	6.7
Departures	36,825	33,666	9.4
Block hours	85,611	75,308	13.7
Average stage length (miles)	876	829	5.7
Average number of operating aircraft during period	48.2	41.9	15.0
Total aircraft in service at period end	51	44	15.9
Average departures per aircraft per day	2.80	2.94	(4.8)
Average block hours per aircraft per day	6.5	6.6	(1.5)
Full-time equivalent employees at period end	1,623	1,519	6.8
Fuel gallons consumed (thousands)	81,549	71,323	14.3
Average fuel cost per gallon	$2.23	$1.67	33.5
Scheduled service statistics
Passengers	4,314,149	3,795,377	13.7
Revenue passenger miles (RPMs) (thousands)	4,020,703	3,424,042	17.4
Available seat miles (ASMs) (thousands)	4,416,651	3,783,741	16.7
Load factor	91.0%	90.5%	0.5
Departures	32,221	28,645	12.5
Average passengers per departure	134	132	1.5
Block hours	77,566	67,233	15.4
Yield (cents)	8.01	7.62	5.1
Scheduled service revenue per ASM (cents)	7.29	6.90	5.7
Total ancillary revenue per ASM (cents)	3.36	3.33	0.9
Total revenue per ASM (TRASM) (cents)	10.65	10.22	4.2
Average fare — scheduled service	$74.66	$68.76	8.6
Average fare — ancillary air-related charges	$30.02	$29.15	3.0
Average fare — ancillary third party products	$4.36	$4.01	8.7

Average fare — total	$109.04	$101.92	7.0
Average stage length (miles)	914	882	3.6
Fuel gallons consumed (thousands)	73,804	63,554	16.1
Average fuel cost per gallon	$2.37	$1.80	31.7
Percent of sales through website during period	88.3%	86.2%	2.1

* except load factor and percent of sales through website, which is percentage point change

Allegiant Travel Company
Non-GAAP Presentations
Quarters Ended September 30, 2010 and 2009
(Unaudited)

“EBITDA” represents earnings before interest expense, income taxes, depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles and should not be considered as an alternative to net income or operating income as indicators of our financial performance or to cash flow as a measure of liquidity. EBITDA is included as a supplemental disclosure because we believe it is a useful indicator of our operating performance. Further, EBITDA is a well-recognized performance measurement that is frequently used by securities analysts, investors and other interested parties in comparing the operating performance of companies. We believe EBITDA is useful in evaluating our operating performance compared to our competitors because its calculation generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary between periods and for different companies for reasons unrelated to overall operating performance. The following represents the reconciliation of EBITDA to net income for the periods indicated below.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of the non-GAAP financial measure EBITDA to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is net income, and a reconciliation of the non-GAAP measure to the most comparable GAAP measure.  Our utilization of a non-GAAP measurement is not meant to be considered in isolation or as a substitute for net income or other measures of financial performance prepared in accordance with GAAP. EBITDA is not a GAAP measurement and our use of it may not be comparable to similarly titled measures employed by other companies in the airline industry. The reconciliations to GAAP measures follow.

	Three months ended September 30,		Percent
(in thousands)	2010	2009	change
Net income	$13,159	$13,776	(4.5)
Plus (minus)
Interest income	(241)	(593)	(59.4)
Interest expense	596	1,040	(42.7)
Provision for income taxes	6,072	7,695	(21.1)
Depreciation and amortization	8,779	7,633	15.0

EBITDA	$28,365	$29,551	(4.0)